Exhibit 99.1

Zoned Properties Announces $1 Million Share Repurchase Program

Share Repurchase Program Reflects Company’s Strong Operational Cash Flow Generation,
Robust Balance Sheet and Commitment to Driving Shareholder Value

SCOTTSDALE, AZ / ACCESSWIRE / April 23, 2024 / Zoned Properties®, Inc. (“Zoned Properties” or the “Company”) (OTCQB:ZDPY), a leading real estate development firm for emerging and highly regulated industries, including legalized cannabis, today announced that its Board of Directors has approved a stock repurchase program, pursuant to which the Company is authorized to purchase up to $1 million of its common stock over an unlimited time period.

“As our business continues to outperform in a challenging overall operating environment, we are thrilled to announce this share repurchase program. The approval of this program demonstrates the management team’s and board’s confidence in our prospects for the future, ongoing operational strength, and sound capital structure. As we scale the investment portfolio, we are keeping conservative in our capital allocation strategy while also acknowledging the significant valuation gap between our public valuation and tangible book value. Due to this, it is crucial for us to be adaptable and make sure we are doing everything possible to increase shareholder value. As always, we remain committed in our strategic focus, and look forward to updating shareholders on our progress,” said Bryan McLaren, Chief Executive Officer of Zoned Properties.

Under the share repurchase program, the Company may repurchase shares from time to time in the open market at prevailing market prices, in privately negotiated transactions, pursuant to one or more Rule 10b5-1 plans, or otherwise. Repurchases under the share repurchase program will be in accordance with the terms of Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and will be made in accordance with applicable laws and regulations in effect from time to time. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including our assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, the nature of other investment opportunities available to the Company, and other considerations. The Company is not obligated to purchase any shares under the repurchase program, and the program may be suspended, modified, or discontinued at any time without prior notice. The Company expects to fund the repurchases by using cash on hand and expected free cash flow to be generated in the future.

About Zoned Properties, Inc. (OTCQB: ZDPY):

Zoned Properties Inc. (“Zoned Properties” or the “Company”) (OTCQB: ZDPY) is a technology-driven property investment company focused on acquiring value-add real estate within the regulated cannabis industry in the United States. The Company aspires to innovate within the real estate development sector, focusing on direct-to-consumer real estate that is leased to the best-in-class cannabis retailers.

Headquartered in Scottsdale, Arizona, Zoned Properties is redefining the approach to commercial real estate investment through its standardized investment process backed by its proprietary property technology. Zoned Properties has developed a national ecosystem of real estate services to support its real estate development model, including a commercial real estate brokerage and a real estate advisory practice. With a decade of national experience and a team of experts devoted to the emerging cannabis industry, Zoned Properties is addressing the specific needs of a modern market in highly regulated industries. The Company targets commercial properties that face unique zoning or development challenges, identifies solutions that can potentially have a major impact on their commercial value, and then works to acquire the properties while securing long-term, absolute-net leases.

Zoned Properties targets commercial properties that can be acquired and rezoned for specific purposes, including the regulated and legalized cannabis industry. It does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substance Act of 1970, as amended (the “CSA”). Zoned Properties corporate headquarters are located at 8360 E. Raintree Dr., Suite 230, Scottsdale, Arizona. For more information, call 877-360-8839 or visit www.ZonedProperties.com.

Twitter: @ZonedProperties

LinkedIn: @ZonedProperties

Safe Harbor Statement

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Zoned Properties, Inc.

Bryan McLaren

Tel (877) 360-8839

Investors@zonedproperties.com

www.zonedproperties.com